Prospectus Supplement
                                       Filed under Rule 424(b)(3)
                                    Registration Number 333-39673


                      World Airways, Inc.

     The Prospectus dated June 26, 1998 (the "Prospectus"), relating to the public resale of up to $50,000,000 aggregate principal amount of 8% Convertible Senior Subordinated Debentures due 2004 (the "Debentures") of World Airways, Inc. (the "Company") and shares of common stock of the Company (the "Common Stock") to be issued upon conversion of the Debentures, is hereby supplemented by replacing the table of selling securityholders set forth on page 35 of the Prospectus with the following new selling securityholder table, which information is as of the date of this Prospectus Supplement:

                                                Principal Amount
                                                  of Debentures
Name of Selling Securityholder                 Beneficially Owned

BankBoston, N.A...........................           148,000
Bankers Trust Company.....................        12,937,000
Bear, Stearns Securities Corp.............         5,185,000
Catholic Mutual Relief Society
  of America..............................           380,000
Catholic Mutual Relief Society
  Retirement Plan & Trust.................           200,000
Century National Insurance Company........           750,000
Chase Manhattan Bank......................           464,000
Chase Manhattan Bank/Chemical.............         5,285,000
Chrysler Insurance Company
  - Total Return..........................            35,000
Citibank, N.A.............................         4,605,000
CommerzBank Capital Markets Corp..........           500,000
Donaldson, Lufkin and Jenrette
  Securities Corp.........................         1,289,000
Eileen M. Connell, IRA....................            20,000
Fleet Bank of Massachusetts, N.A..........           129,000
Fort Dearborn Life Insurance Company......           190,000
Goldman, Sachs & Co.......................         2,300,000
ING Baring Furman Selz LLC................           620,000
Investors Bank & Trust/M.F. Custody.......         2,000,000
Marie Daly Banks Trust....................            15,000
Mary Chapin Carpenter.....................            20,000
Morgan Stanley & Co. Incorporated.........         1,105,000
Northern Trust Company....................           693,000
PMC Bank, National Association............         2,200,000
State Street Bank  -- Custodian...........         4,985,000
Value Line Convertible Fund...............         1,200,000
Zazove Convertible Fund, L.P..............         1,355,000
Unnamed holders of Debentures or any
  future transferees, pledgees, donees
  or successors of or from any such
  unnamed holder..........................         1,390,000
                                                 -----------

     TOTAL................................       $50,000,000
                                                 ===========


   The date of this Prospectus Supplement is July 20, 1998